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EXHIBIT 21.1

                        PAREXEL INTERNATIONAL CORPORATION
                       LIST OF SUBSIDIARIES OF THE COMPANY
                              (AS OF JUNE 30, 2004)

                                                                                            PAREXEL
                                                                                           OWNERSHIP*
                                                                                           ----------
PAREXEL International, LLC, a Delaware limited liability company                              100%
PAREXEL Government Services, Inc., a Delaware corporation                                     100%
PAREXEL International Trust, a Massachusetts Business Trust                                   100%
PAREXEL Unternehmensbeteiligung GmbH, a corporation organized under
  the laws of Germany                                                                         100%
PAREXEL International GmbH, a Corporation organized under the laws of Germany                 100%
PAREXEL International Limited, a corporation organized under the laws of the
  United Kingdom                                                                              100%
PAREXEL International SARL, a corporation organized under the laws of France                  100%
PAREXEL International SRL, a corporation organized under the laws of Italy                    100%
PAREXEL International Pty Ltd., a corporation organized under the laws of Australia           100%
PAREXEL International S.L., a corporation organized under the laws of Spain                   100%
PAREXEL International Medical Marketing Services, Inc., a Virginia corporation                100%
PAREXEL International (Lansal) Limited, a corporation organized under the laws of Israel      100%
Perceptive Informatics, Inc., a Delaware corporation                                         97.9%
PAREXEL ETT, S.L., a corporation organized under the laws of Spain                            100%
PAREXEL International Inc., a corporation organized under the laws of Japan                   100%
PAREXEL International Holding BV, a corporation organized under the law of
  the Netherlands                                                                             100%
PAREXEL MMS Europe Limited, a corporation organized under the laws of
  the United Kingdom                                                                          100%
PPSI, Inc., a Connecticut corporation                                                         100%
The Center for Bio-Medical Communication, Inc., a New Jersey corporation                      100%
PAREXEL Nederland B.V., a corporation organized under the laws of the Netherlands             100%
Placebo B.V., a corporation organized under the laws of The Netherlands                       100%
PAREXEL Polska SP z.o.o., a corporation organized under the laws of Poland                    100%
PAREXEL Hungary Limited, a corporation organized under the laws of Hungary                    100%
PAREXEL Baltics A/S, a corporation organized under the laws of Norway                         100%
PAREXEL Norway A/S, a corporation organized under the laws of Norway                          100%
PAREXEL Russia A/S, a corporation organized under the laws of Norway                          100%
PAREXEL Sweden AB, a corporation organized under the laws of Sweden                           100%
PAREXEL International, S.A., a corporation organized under the laws of Argentina              100%
FARMOVS PAREXEL Ltd., a corporation organized under the laws of South Africa                   70%
PAREXEL International y Co Limitada, a corporation organized under the laws of Chile          100%
PAREXEL International Pesquisas Clinicas Limitada, a corporation organized under
  the laws of Brazil                                                                          100%
PAREXEL International Medical Marketing Services (NJ), LLC., a Delaware
  limited liability company                                                                   100%
PAREXEL Belgium B.V.B.A., a corporation organized under the laws of Belgium                   100%
FWPS Group Ltd., a corporation organized under the laws of the United Kingdom                97.9%
Perceptive Informatics UK Ltd., a corporation organized under the laws of the
  United Kingdom                                                                             97.9%
FW Pharma Systems (Americas) Ltd., a corporation organized under the laws of the
  United Kingdom                                                                             97.9%
Fraser Williams (Midlands) Ltd., a corporation organized under the laws of the
  United Kingdom                                                                             96.0%
Broomco (2149) Ltd., a corporation organized under the laws of the United Kingdom            97.9%
MMSQI, Inc., a corporation organized under the laws of Delaware                               100%
PAREXEL Ukraine LLC, a corporation organized under the laws
  the of Ukraine                                                                              100%
PAREXEL International Holding Corporation., a Delaware corporation                            100%

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
PAREXEL International UAB, a corporation organized under the laws of Lithuania                100%
PAREXEL International Romania SRL, a corporation organized under the laws
  of Romania                                                                                  100%
PAREXEL International (SA) Pty Ltd, a corporation organized under the laws of
  South Africa                                                                                100%
PAREXEL Finland OY, a corporation organized under the laws of Finland                         100%
3Clinical Research AG, a corporation organized under the laws of Germany                      100%

* direct and indirect